Exhibit 3.2

FORM OF AMENDED AND RESTATED BYLAWS

OF

POSEIDON CONTAINERS HOLDINGS CORP.

(the “Corporation”)

As Adopted             , 2015

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the Republic of the Marshall Islands, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the Republic of the Marshall Islands, as shall be designated from time to time by the Board of Directors.

Section 2. Annual Meetings. The annual meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Unless otherwise required by law or by the articles of incorporation of the Corporation, as amended and restated from time to time (the “Articles of Incorporation”), special meetings of shareholders of the Corporation, for any purpose or purposes, may be called at any time only by (i) the Chief Executive Officer of the Corporation, (ii) the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of directors which states the purpose or purposes thereof, or (iii) any shareholder who beneficially owns thirty-five percent (35%) or more of the Voting Stock. Other than as set forth in clause (iii) of the preceding sentence, any power of the shareholders to call a special meeting of shareholders is specifically denied. At a special meeting of shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given by or at the direction of the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Chairman of the Board of Directors, or in the absence of both the Chief Executive Officer and the Chairman of the Board of Directors, a director or officer of the Corporation designated by the Board of Directors, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than fifteen (15) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to notice of and to vote at such meeting.

Section 5. Chairman of Meetings. The Chief Executive Officer, or in the absence of the Chief Executive Officer, the Chairman of the Board of Directors, or in the absence of both the Chief Executive Officer and the Chairman of the Board of Directors, a director or officer of the Corporation designated by the Board of Directors shall act as the chairman at any meeting of shareholders.

Section 6. Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under Section 4 of this Article II.

Section 7. Quorum. Unless otherwise (a) required by applicable law or the Articles of Incorporation or (b) specified in these bylaws, the holders of one-third of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 6 of this Article II, until a quorum shall be present or represented.

Section 8. Voting. Unless otherwise required by law, the Articles of Incorporation or these bylaws, any question brought before any meeting of the shareholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class. Directors shall, except as otherwise required by the BCA or by the Corporation’s

Articles of Incorporation as permitted by the BCA, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Unless otherwise provided in the Articles of Incorporation, and subject to Section 11 of this Article II, each shareholder represented at a meeting of the shareholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such shareholder. Such votes may be cast in person or by proxy as provided in Section 9 of this Article II. The Board of Directors, in its discretion, or the chairman presiding at a meeting of the shareholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 9. Proxies. Each shareholder entitled to vote at a meeting of the shareholders may authorize another person or persons to act for such shareholder as proxy, but no such proxy shall be voted upon after eleven (11) months from its date, unless such proxy provides for a longer period. Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

(i) A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile or electronic signature.

(ii) A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic submission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such facsimile or other means of electronic submission, provided that any such facsimile or other means of electronic submission must either set forth or be submitted with information from which it can be determined that the facsimile or other means of electronic submission was authorized by the shareholder. If it is determined that such facsimile or other means of electronic submission are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the shares themselves or an interest in the Corporation generally.

Section 10. Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken by the shareholders of the Corporation may be effected only at a duly called annual or special meeting of the shareholders of the Corporation; provided that any action required or permitted to be taken by the shareholders of the Corporation may be effected by the consent in writing by all of the shareholders entitled to vote with respect to the subject matter.

Section 11. List of Shareholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least fifteen (15) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least fifteen (15) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of the Corporation who is present.

Section 12. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than fifteen (15) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 13. Share Ledger. The share ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the share ledger, the list required by Section 11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the shareholders.

Section 14. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 15. Inspectors of Election. In advance of any meeting of the shareholders, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Chairman of the Board of Directors, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of the duties of inspector, shall take an oath faithfully to execute the duties of inspector at such meeting. The inspector shall have the duties prescribed by applicable law (including the BCA) and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 16. Nomination of Directors. (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (x) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (y) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 16.

(b) In addition to any other applicable requirements, for a nomination to be made by a shareholder (other than Poseidon LLC prior to the Trigger Date), such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(d) To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of that person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by that person and (iv) any other information relating to that person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 16. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(f) Notwithstanding anything to the contrary set forth herein, nominations by Poseidon LLC prior to the Trigger Date shall not be subject to the notice procedures of this Section 16 and, prior to the Trigger Date, any person shall be eligible for election as a director of the Corporation if such person was nominated by Poseidon LLC with respect to such election (whether or not such nomination was in accordance with the procedures set forth in this Section 16).

Section 17. Business at Annual Meetings.

(a) No business may be transacted at an annual meeting of shareholders, other than (i) business that is either specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Chairman of the Board of Directors, or in the absence of both the Chief Executive Officer and the Chairman of the Board of Directors, a director or officer of the Corporation designated by the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Chairman of the Board of Directors, or in the absence of both the Chief Executive Officer and the Chairman of the Board of Directors, a director or officer of the Corporation designated by the Board of Directors, or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (X) who is a shareholder of record on the date of the giving of the notice provided for in this Section 17 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (Y) who complies with the notice procedures set forth in this Section 17.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder (other than Poseidon LLC prior to the Trigger Date), such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(d) To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(e) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 17; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 17 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the such chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(f) Notwithstanding anything to the contrary set forth herein, business brought before the annual meeting by Poseidon LLC prior to the Trigger Date shall not be subject to the notice procedures of this Section 17.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. (a) The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors as provided in the Articles of Incorporation.

(b) At any time that the Board of Directors is comprised of at least three members, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as provided in the Articles of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be shareholders.

Section 2. Vacancies. Subject to the terms of any one or more classes or series of preferred stock of the Corporation, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy (including any vacancy created by the removal or death of or resignation of a director) occurring on the Board of Directors may be filled by the vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected by the directors pursuant to this Section 2 to fill a vacancy of such class resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any director elected by the directors pursuant to this Section 2 to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws required to be exercised or done by the shareholders.

Section 4. Regular Meetings: Regular meetings of the Board may be held at such time and place as may be determined by resolution of the Board and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 5. Special Meetings: Special meetings of the Board may, unless otherwise prescribed by law, be called from time to time by the Chairman, the Chief Executive Officer, a majority of the Board, or any officer of the Corporation who is also a director. The Chief Executive Officer or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two directors stating the time, place, and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof.

Section 6. Organization. Unless otherwise decided by the Board, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 7. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of two-thirds or more of the issued and outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the election, term, removal and filling of vacancies with respect to directors elected separately by the holders of one or more series of preferred stock shall not be governed by this Section 7, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such series of preferred stock, and such directors so elected shall not be divided into classes as provided in the Articles of Incorporation unless expressly provided by the terms of such resolutions.

Section 8. Quorum. Except as otherwise required by law or the Articles of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 9. Actions of the Board by Written Consent. Unless otherwise provided in the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10. Meetings by Means of Conference Telephone. Unless otherwise provided in the Articles of Incorporation or these bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 11. Standing Committees. If required by applicable legal, regulatory and stock exchange listing requirements (“Requirements”), the Board of Directors shall have the following standing committees: (a) an Audit Committee, (b) a Compensation Committee, (c) a Nominating Committee and (d) a Corporate Governance Committee (the “Standing Committees”), and such other committees as may be required from time to time by the Requirements or chosen by the Board. The Audit Committee (and such other Standing Committee as may be mandated by the Requirements) shall be composed entirely of “independent directors” within the meaning of the Requirements applicable to such committee. Except as may be required or permitted by the Requirements, each Standing Committee shall consist of at least one (1) (or such greater number as the Board of Directors may designate) director, and the composition of each such Standing Committee shall be in compliance with the applicable Requirements. Each Standing Committee shall have a written charter, which shall be approved by the Board of Directors and state the purpose and authority of such committee. Standing Committee charters shall be reviewed from time to time to reflect the activities of the respective committees, changes in applicable Requirements and other relevant considerations, and proposed revisions to such charters shall be approved by the Board of Directors. The Corporate Governance Committee shall be responsible, after consultation with the Chairman of the Board of Directors and taking into account the desires of individual Board members, for making recommendations to the Board of Directors with respect to the assignment of directors to the Standing Committees. After reviewing the Corporate Governance Committee’s recommendations, the Board of Directors shall be responsible for appointing committee members and designating committee chairs on an annual basis. The Corporate Governance Committee shall annually review committee assignments with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors, subject in any case to applicable Requirements.

Section 12. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees (in addition to the Standing Committees as set forth in Section 11 of this Article III), each such other committee shall consist of one or more of the directors of the Corporation, and the composition of each such other committee shall be in compliance with the applicable Requirements. With respect to all Board committees (including Standing Committees), the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. With respect to all Board committees (including Standing Committees), in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee (including any Standing Committee), to the extent permitted by law (including the Requirements) and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee (including each Standing Committee) shall keep regular minutes and report to the Board of Directors when required.

Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and, if permitted by law, may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 14. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee thereof, and the Board of Directors or committee thereof in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. Number of Designation. The Board shall appoint a Secretary and such other officers with such duties as it may deem necessary. Officers may be of any nationality, need not be residents of the Marshall Islands, and may be, but are not required to be, directors. Officers of the Corporation shall be natural persons except the Secretary may be a corporate entity. Any two or more offices may be held by the same natural person.

Section 2. Further. The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board or any duly authorized committee thereof. The Board may at any meeting appoint additional officers. Each officer shall hold office until his or her successor shall have been duly appointed and qualified, except in the event of the earlier termination of his term of office, through death, resignation, removal, or otherwise. Any officer may be removed by the Board at any time with or without cause. Any vacancy in any office may be filled for the unexpired portion of the term of such office by the Board, or if the vacancy is an office that the Chief Executive Officer has been empowered to appoint, the Chief Executive Officer.

Section 3. Authority and Duty. Unless otherwise specified herein, each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors.

Section 4. Secretary. Unless otherwise decided by the Board, the Secretary shall act as Secretary of all meetings of the shareholders and of the Board at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board or the Chief Executive Officer. If the Secretary is a corporation, the duties of the Secretary may be carried out by any authorized representative of such corporation.

ARTICLE V

SHARES

Section 1. Form of Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by (i) the Chairman of the Board of Directors or the Chief Executive and (ii) the Chief Financial Officer or the Secretary, certifying the number of shares owned by such shareholder in the Corporation.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 4. Transfers. Shares of the Corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the shares records of the Corporation by an entry showing from and to whom transferred.

Section 5. Dividend Record Date. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Section 8. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Articles of Incorporation or these bylaws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile or other means permitted by the BCA.

Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Articles of Incorporation or these bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Articles of Incorporation or these bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. For the purposes of these bylaws:

(a) “Trigger Date” shall mean the first date on which Poseidon LLC ceases to beneficially own (directly or indirectly) shares representing thirty-five percent (35%) or more of the Voting Stock;

(b) “Poseidon LLC” means Poseidon Contains Holdings LLC, a Marshall Islands limited liability company, or any successor thereto; and

(c) “Voting Stock” shall mean the shares of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors.

Section 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the BCA and the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 3. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Republic of the Marshall Islands”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director and/or officer of the Corporation, or is or was serving at the request of the Corporation as a director and/or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 2. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in the Articles of Incorporation to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted (i) by the affirmative vote of the shares representing not less than a majority of the votes entitled to be cast by the Voting Stock; provided, however, that from and after the Trigger Date, any proposed alteration, amendment or repeal of, or the adoption of any bylaw inconsistent with, Sections 3, 10, 16 or 17 of Article II of these bylaws or Sections 1, 2 or 7 of Article III of these bylaws or this Article IX, by the shareholders shall require the affirmative vote of the holders of shares representing not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the Voting Stock, or (ii) by action of the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of the applicable meeting of the shareholders or Board of Directors, as the case may be. The provisions of this Section 1 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Articles of Incorporation.

Section 2. Entire Board of Directors. As used in this Article IX and in these bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.